UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported March 19, 2009)

CARAUSTAR INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

North Carolina	0-20646	58-1388387
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 Austell Powder Springs Road, Suite 300 Austell, Georgia	30106-3227
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (770) 948-3101

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	2.05. Costs Associated with Exit or Disposal Activities.

Item	2.06. Material Impairments.

On March 19, 2009, Caraustar Industries, Inc. (the “Company”) announced the closure of its Carolina paperboard mill located in Charlotte, North Carolina, effective immediately. The Company had previously announced, on December 11, 2008, the idling of the Carolina Paperboard mill. The Company will incur approximately $9.7 million in costs associated with this closure. Of this amount, approximately $7.3 million will be non-cash costs associated primarily with asset impairment charges. The remaining $2.4 million will be cash costs consisting primarily of severance and other employee related costs. Approximately 111 salaried and hourly employees will be affected by the decision to close the Carolina mill. The employees affected by the Carolina mill closure will participate in a comprehensive separation program, including severance (paid as a continuation of salary), continuation of certain health and welfare benefits during the severance period, and outplacement services. The closure is expected to generate an estimated $11.4 million in annual pre-tax savings.

The closure of the Carolina mill is associated with the Company’s previously announced plans to achieve greater cost efficiencies throughout its system and better utilize capacity. The Company expects to retain its Carolina mill customers and service their needs from other Caraustar locations.

Forward-Looking Statements

This 8-K contains certain “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that represent the company’s expectations, anticipations or beliefs about future events, operating results or financial condition, including, among others, statements regarding the expected amount of costs (including the non-cash portion) associated with the closures and the estimated annual pre-tax savings that the company expects from the closures. Statements that are not statements of historical fact, as well as statements including words such as “expect,” “intend,” “will,” “believe,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “plan,” “may,” “would,” “could,” “should,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by such statements. Such risk factors include, but are not limited to, the Company’s ability to continue as a going concern, the Company’s ability to refinance its substantial indebtedness, the effect that the “going concern” disclosure included in the opinion of the Company’s independent public accounting firm will have on the Company’s relationships with customers, suppliers, vendors and employees, fluctuations in raw material prices and energy costs, downturns in industrial production, housing and construction and the consumption of durable and nondurable goods, the degree and nature of competition, demand for the Company’s products, the degree of success achieved by the Company’s new product initiatives, increases in pension and insurance costs, changes in government regulations, the application or interpretation of those regulations or in the systems, personnel, technologies or other resources we devote to compliance with regulations, the delisting of the Company’s common stock from the Nasdaq Capital Market Systems and the impact thereof on the Company’s liquidity and ability to raise capital, the Company’s ability to complete acquisitions and successfully integrate the operations of acquired businesses, the impact on the Company of its results of operations in recent years and the sufficiency of its financial resources to absorb the impact and the Company’s ability to successfully dispose of its assets held for sale. Additional relevant risk factors that could cause actual results to differ materially are discussed in the company’s registration statements and its most recent reports on Form 10-K, 10-Q and 8-K, as amended, filed with or furnished to, the Securities Commission. These documents may be accessed through the web site of the Securities and Exchange Commission (www.sec.gov). The company does not undertake any obligation to update any forward-looking statements and is not responsible for any changes made to this document by wire or Internet services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2009

CARAUSTAR INDUSTRIES, INC.

By:	/s/ Ronald J. Domanico
Ronald J. Domanico
Senior Vice President and Chief Financial Officer